Exhibit 10.102

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF CALDWELL	§

ASSIGNMENT

THAT G & H OIL, INC., of the County of Bastrop and State of Texas, hereinafter called “Grantor”, for and in consideration of the sum of Ten and No/100 ($10.00) Dollars, and other good and valuable consideration in hand paid by WALTER HERMS, the receipt and sufficiency of which is hereby acknowledged, has GRANTED, CONVEYED and ASSIGNED, and by these presents does GRANT, CONVEY and ASSIGN unto the said WALTER HERMS, of Rt. 2, Box 329, Luling, Texas 78648, of the County of Caldwell and State of Texas, hereinafter called “Grantee”, all of its right, title and interest in and to all of the oil, gas and other minerals, and all leasehold rights under the following Oil, Gas and Mineral Lease, together with any personal property, in, to, on, and under the following described tract of land, to-wit:

That Oil and Gas Lease executed by J. B. Northcutt to Ed Cox dated May 15, 1939 and recorded in Volume 192, Page 85 of the Deed Records of Caldwell County, Texas, said Lease being assigned to J & J Oil Venture by instrument dated July 26, 1977, recorded in Volume 388, Page 669 of the Deed Records of Caldwell County, Texas, said Lease being assigned to G & H Oil, Inc. by instrument dated November 19, 1981, recorded in Volume 436, Page 57 of the Deed Records of Caldwell County, Texas, covering the following described tract of land in Caldwell County, Texas, to-wit:

BEING 3.22 acres of land, more or less, out of the James Hinds Survey, A-14, Caldwell County, Texas, and being a portion of the original 25 acres contained in an Oil and Gas Lease from J. B. Northcutt, Guardian of the Ida Northcutt, et al, as Lessor, to Ed Cox, as Lessee, dated May 15, 1939, recorded in Volume 192, Page 85 of the Deed Records of Caldwell County, Texas, to which

Lease and its recordation, reference is here made for all legal purposes.

This assignment also conveys the following interests of Grantor, to-wit:

1. all of its interest in all oil wells, gas wells, other wells, equipment, tanks derricks, fixtures, houses, pumps, jacks, casing, tubing, rods cable lines, machinery, pipe lines, and, without being limited by the particularity of the foregoing, all other and additional personal property and fixtures of every kind and character now or at any time hereafter located on any of the hereinafter described lands which may now or hereafter be used or obtained in connection therewith.

2. all of its rights and obligations under permits, licenses, servitudes, easements, rights-of-way, orders, gas purchase and sale contracts (where Grantor is a selling party), crude oil purchase and sale agreements (where Grantor is a selling party), surface leases, farmin agreement, farmout agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities and other contracts, agreements or rights which are appurtenant to or used in connection with the ownership and operation of the properties hereinabove set out or with the production, treatment or sale or disposal of water, hydrocarbons or associated substances from the said properties.

By accepting this Assignment, Grantee has agreed to accept all obligations, responsibilities and liabilities associated with the leases and properties herein assigned as of the effective date hereof, including, without limitation, obligations to plug and abandon, obligations under the leases, obligations under third party contracts and obligations under the laws and regulations of any governmental authority haying jurisdiction. Grantee shall henceforth indemnify and hold Grantor harmless from any claims or causes of action arising out of the ownership or use of the Leases and Properties hereby conveyed.

TO HAVE AND TO HOLD the interests unto Grantee and his respective heirs, successors and assigns forever, subject to all of the terms provisions of the leases, and intervening assignments thereof. Grantor represents that the leases being signed are in full force and effect and that it has the full right and authority to convey same.

EXECUTED on this 22 day of November, 2000.

G & H OIL, INC.

By	/s/ Anton Goertz
Anton Goertz, President

Grantor

/s/ Walter Herms
WALTER HERMS

Grantee

THE STATE Of TEXAS	§
§
COUNTY OF BASTROP	§

This instrument was acknowledged before me by ANTON GOERTZ, President of G & H OIL, INC., as the act and deed of said corporation, on the 22 day of November, 2000.

/s/ Herman P. Barton
Notary Public in and for the State of Texas

THE STATE Of TEXAS	§
§
COUNTY OF CALDWELL	§

This instrument was acknowledged before me by WALTER HERMS, on the 02 day of January, 2001.

/s/ Bernadette Moore
Notary Public in and for the State of Texas

“COPY CUT-OFF”

JAN 04 2001

/s/ Nina S. Sells
COUNTY CLERK
CALDWELL COUNTY, TEXAS

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